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                                                                     EXHIBIT 5.1
                                  BRIGGS AND MORGAN
                               PROFESSIONAL ASSOCIATION
                                   2400 IDS CENTER
                                MINNEAPOLIS, MN  55402
                                    (612) 334-8400




                                     October 13, 1998

Information Advantage, Inc.
7905 Golden Triangle Drive, Suite 190
Eden Prairie, Minnesota 55344-7227

     RE:  INFORMATION ADVANTAGE, INC.
          REGISTRATION STATEMENT ON FORM S-8
          IA/IQ 1987 STOCK OPTION PLAN
          IA/IQ 1993 STOCK OPTION PLAN

Gentlemen:

     In connection with the registration on Form S-8 under the Securities Act of 1933, as amended, of (i) 19,920 shares of Common Stock to be issued upon the exercise of options to be granted under the IA/IQ 1987 Stock Option Plan and
(ii) 687,024 shares of Common Stock to be issued under the IA/IQ 1993 Stock Option Plan, we have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of this opinion and, based thereon, we advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the respective plans and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

     We hereby consent to the filing of this opinion as an exhibit to the above described Registration Statement.

                                   Very truly yours,

                                   BRIGGS AND MORGAN,
                                   Professional Association


                                   By: /s/ Brian D. Wenger
                                       -----------------------------------------
                                           Brian D. Wenger